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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2003

NUTRACEUTICAL INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	00-23731	87-0515089
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kearns Boulevard, 2nd Floor Park City, Utah		84060
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (435) 655-6106

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On June 19, 2003, Nutraceutical International Corporation (the "Company") issued a press release announcing that the Company has entered into a purchase and sale agreement to acquire substantially all of the operating assets of Arizona Health Foods, Inc. The press release is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

99.1
Press release issued by the Company on June 19, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEUTICAL INTERNATIONAL CORPORATION (Registrant)
Date: June 19, 2003	By:	/s/ LESLIE M. BROWN, JR. Leslie M. Brown, Jr. Senior Vice President, Finance, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on June 19, 2003.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX